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                                                                     EXHIBIT 1.3

                      CALPINE CANADA ENERGY FINANCE II ULC

                             % Senior Notes due 20-

                     Fully and Unconditionally Guaranteed By

                               CALPINE CORPORATION

                             UNDERWRITING AGREEMENT

                                                                          , 2001

Dear Sirs:

          1. Introductory. Calpine Canada Energy Finance II ULC, a Nova Scotia unlimited liability company (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell $ principal amount of its % Notes due 20-- (the "SECURITIES"), which will be fully and unconditionally guaranteed (the "GUARANTEES") by Calpine Corporation, a Delaware corporation (the "PARENT"). The Securities will be issued under an indenture, dated as of , 2001 (the "INDENTURE"), between the Company and Wilmington Trust Company as Trustee. The Guarantee will be issued under a Guarantee Agreement, dated as of , 2001 (the "Guarantee Agreement") made by the Parent. The Company hereby agrees with the several underwriters named in Schedule A hereto (the "UNDERWRITERS") as follows:

          2. Representations and Warranties of the Company. Each of the Company and the Parent represents and warrants to, and agrees with, the several Underwriters that:

               (1) A registration statement (No. 333- ), including a form of prospectus, relating to the debt and equity securities of the Parent, the Guarantees of the Parent, and the debt securities of the Company to be issued from time to time (the "REGISTERED SECURITIES") has been filed with the Securities and Exchange Commission (the "COMMISSION"), such registration statement, as it may have been amended prior to the date of this Agreement, has become and has been declared effective under the Securities Act of 1933 (the "SECURITIES ACT") on , 2001. Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the "REGISTRATION STATEMENT", and the


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prospectus included in such Registration Statement, as supplemented by a prospectus supplement to reflect the terms of the Securities and terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act, including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

               (2) On the effective date of the Registration Statement relating to the Registered Securities, such Registration Statement conformed in all respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company or the Parent by any Underwriter through the Representative (as defined below), if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

               (3) The Company is an unlimited liability company duly organized and validly subsisting under the laws of the Province of Nova Scotia with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

               (4) The Parent has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Parent is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

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               (5) Each Subsidiary (x) other than the Company and (y) other than those Subsidiaries specified in clause (z) of this subparagraph has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; or (z) that is not a corporation is a limited partnership, a limited liability company or business trust, has been duly formed and is validly existing as a limited partnership, a limited liability company or a business trust, as the case may be, in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its properties and conduct its business as described in the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or business trust, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; except as set forth on Schedule B to this Agreement, the capital stock of each Subsidiary owned by the Parent, directly or through Subsidiaries, is owned free from liens, encumbrances and defects; and the Parent is not a general partner in any partnership. For purposes of this agreement, "SUBSIDIARY" means, as applied to the Parent, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Shares or an equivalent controlling interest herein, of such person is, at any time, directly or indirectly, owned by the Parent and/or one or more subsidiaries of the Parent, other than the Company. For purposes of the definition of "Subsidiary", "VOTING SHARES" means, with respect to any corporation, the capital stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               (6) The Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized, and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered and will conform to the description thereof contained in the Prospectus, such Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Indenture constitutes, and such Securities will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


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               (7) Except as disclosed in the Prospectus, there are no
contracts, agreements or understandings between the Company or the Parent and any person that would give rise to a valid claim against any of the Company, the Parent or any Underwriter for a brokerage commission, finder's fee or other like payment.

               (8) Except as set forth on Schedule B to this Agreement, there are no contracts, agreements or understandings between the Company, the Parent and any person granting such person the right to require the Company or the Parent to file a registration statement under the Securities Act with respect to any securities of the Company or the Parent owned or to be owned by such person or to require the Company or the Parent to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Parent under the Securities Act.

               (9) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company or the issuance of the Guarantees by the Parent, except such as have been obtained and made under the Securities Act, the Trust Indenture Act and such as may be required under state securities laws.

               (10) The execution, delivery and performance of the Indenture, this Agreement and the Guarantee Agreement, the issuance and sale of the Securities and the Guarantees and compliance with the terms and provisions thereof, the issuance of the Guarantees and the consummation by the Parent and the Company of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Parent, the Company or any Subsidiary or any of their properties, or any agreement or instrument to which the Parent, the Company or any such Subsidiary is a party or by which the Company, the Parent or any such Subsidiary is bound or to which any of the properties of the Company, the Parent or any such Subsidiary is subject, or the charter, by-laws, memorandum of association, articles of association or other organizational document of the Company, the Parent or any such Subsidiary, and each of the Company and the Parent has full power and authority to authorize, issue and sell the Securities or the Guarantees, as the case may be, as contemplated by this Agreement.

               (11) This Agreement has been duly authorized, executed and delivered by each of the Company and the Parent.

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               (12) Except as disclosed in the Prospectus, the Company, the
Parent and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by each of them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company, the Parent and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

               (13) The Company, the Parent and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, the Parent or any of the Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Parent, the Company and the Subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

               (14) No labor dispute with the employees of the Company, the Parent or any Subsidiary exists or, to the knowledge of the Company and the Parent, is imminent that might have a Material Adverse Effect.

               (15) Each of the Company, the Parent and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Parent or any Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

               (16) Except as disclosed in the Prospectus, neither the Company, the Parent nor any of the Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim


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would individually or in the aggregate have a Material Adverse Effect; and
neither the Company nor the Parent is aware of any pending investigation which might lead to such a claim.

               (17) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, the Parent or any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company, the Parent or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Parent to perform their respective obligations under, or as contemplated by, this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to the knowledge of the Company or the Parent, contemplated.

               (18) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Parent and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

               (19) The statistical and market-related data (other than market-related data and statistical data provided by the Company or the Parent) included in the Registration Statement and Prospectus are based on or derived from sources which the Company and the Parent believe to be reliable and accurate, it being understood, however, that neither the Company nor the Parent has conducted any independent investigation of the accuracy thereof.

               (20) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Parent and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Parent on any class of its capital stock.


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               (21) Neither the Company or the Parent is, nor after giving effect to the offering, the sale of the Securities, and the application of the proceeds thereof as described in the Prospectus, will be an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940.

               (22) Neither the Company, the Parent nor any of the Subsidiaries is (i) a "holding company" or a "subsidiary" of a holding company or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935 ("PUHCA") (except that certain Subsidiaries that are EWGs (as defined herein) or QFs (as defined herein) and Cogeneration Corporation of America are subsidiaries of a holding company), (ii) subject to regulation under the Federal Power Act, as amended ("FPA"), other than as a power marketer or an "exempt wholesale generator" ("EWG") that is a "public utility" under the FPA or as a "qualifying facility" ("QF") under the Public Utility Regulatory Policies Act of 1978, as amended (16 U.S.C. ss. 796 et seq.) ("PURPA"), as contemplated by 18 C.F.R. ss.292.601(c) or (iii) with respect to each of the power generation projects in which the Company or its Subsidiaries has an interest that is a QF, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. ss.292.602(c).

               (23) Each of the power generation projects in which the Company, the Parent or the Subsidiaries has an interest (the "PROJECTS") which is subject to the requirements under PURPA and the regulations of the Federal Energy Regulatory Commission ("FERC") promulgated thereunder, as amended from time to time, necessary to be a "QUALIFYING COGENERATION FACILITY" and/or a "QUALIFYING SMALL POWER PRODUCTION FACILITY" meets such requirements.

               (24) The Parent is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

               (25) The Guarantee Agreement and each Guarantee issued thereunder has been duly and validly authorized and, upon its execution and delivery by the Parent, will be a valid and binding agreement of the Parent, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          3. Purchase, Sale and Delivery of Securities and Guarantees. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the


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Underwriters agree, severally and not jointly, to purchase from the Company
(and, with respect to the Guarantees, from the Parent), at a purchase price of % of the principal amount thereof, the respective principal amounts of Securities (and the accompanying Guarantees) set forth opposite the names of the Underwriters in Schedule A hereto.

          The Company will deliver against payment of the purchase price the Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Securities shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to [Underwriter] drawn to the order of Calpine Canada Energy Finance II ULC at the office of Covington & Burling, 1330 Avenue of the Americas, New York, New York at 10:00 A.M., (New York time), on 2001, or at such other time not later than seven full business days thereafter as [Underwriter] and the Parent determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the office of Covington & Burling at least 24 hours prior to the Closing Date.

               4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities and the accompanying Guarantees for sale to the public as set forth in the Prospectus.

               5. Certain Agreements of the Company and the Parent. The Company and the Parent agree with the several Underwriters that they will furnish to counsel to the Underwriters one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with the offering of the Securities:

                    (1) The Company and the Parent will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by [Underwriter], subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

                    (2) The Company and the Parent will advise [Underwriter] promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford [Underwriter] a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company and the Parent will also advise


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[Underwriter] promptly of the effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                    (3) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company and the Parent will promptly notify [Underwriter] of such event and will promptly prepare and file with the Commission, at their own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither [Underwriter]'s consent to, nor the Underwriters' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                    (4) As soon as practicable, but not later than 16 months, after the date of this Agreement the Parent will make generally available to the holders of the Securities and the accompanying Guarantees an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Registered Securities; (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement; and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                    (5) The Company and the Parent will furnish to the Representative copies of the Registration Statement (three of which will be signed and will include all exhibits), any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as [Underwriter] requests, so long as a prospectus relating to the Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution of this Agreement. All other documents shall be so furnished as soon as available. The Company and the Parent will pay the expenses of printing and distributing to the Underwriters all such documents.


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                    (6) The Company and the Parent will arrange for the
qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as [Underwriter] designates and will continue such qualifications in effect so long as required for the distribution, provided that neither the Company nor the Parent will be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                    (7) During the period of five years after the date this Agreement, the Parent will furnish to [Underwriter] and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; the Parent will furnish to [Underwriter] and, upon request, to each of the other Underwriters
(i) as soon as available, a copy of each report and any definitive proxy statement of the Parent filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company or the Parent as [Underwriter] may reasonably request.

                    (8) During the period of two years after the Closing Date, neither the Company nor the Parent will be or become an "investment company" as defined in the Investment Company Act of 1940.

                    (9) The Company and the Parent will pay all expenses incident to the performance of their obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale and any determination of their eligibility for investment, under the laws of such jurisdictions as [Underwriter] designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Securities and related securities, for any travel expenses of the Company's or the Parent's officers and employees and any other expenses of the Company or the Parent in connection with attending or hosting meetings with prospective purchasers of the Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters. The Company and the Parent will reimburse the Underwriters for all travel expenses of the Underwriters and any other expenses of the Underwriters in connection with attending or hosting meetings with prospective purchasers of the Securities.

                    (10) For a period of days after the date hereof, neither the Company nor the Parent will, and the Parent will not permit the Subsidiaries to, offer, sell,


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contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to (A) any United States dollar-denominated debt securities issued or guaranteed by the either of the Company or the Parent and having a maturity of more than one year from date of issue (provided, that this subsection (A) shall in no event apply to any debt securities convertible into equity securities of either of Parent or Company), or (B) any other securities which are convertible into, or exchangeable or exercisable for, any of (A), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of [Underwriter].

               6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Parent herein, to the accuracy of the statements of officers of the Company and the Parent made pursuant to the provisions hereof, to the performance by the Company and the Parent of their obligations hereunder and to the following additional conditions precedent:

                    (1) The Representative shall have received a letter, dated the date of delivery thereof (which shall be on the date of this Agreement), of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations and stating to the effect that:

                         (1) in their opinion the financial statements and schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                         (2) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement and in the Exchange Act Reports;

                         (3) on the basis of the review referred to in clause
     (ii) above, a reading of the unaudited pro forma financial statements, selected consolidated financial data and ratio of earnings to fixed charges included in or incorporated by reference in the Registration Statement and inquiries of officials of the Parent who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:


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                    (A) the unaudited pro forma financial, selected consolidated financial data and ratio of earnings to fixed charges statements included in or incorporated by reference in the Registration Statement do not each comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the related published Rules and Regulations or any material modifications should be made to the unaudited financial statements included in the Registration Statement and in the Exchange Act Reports for them to be in conformity with generally accepted accounting principles;

                    (B) the unaudited consolidated net revenue, net operating income and summary of earnings, net income and net income per share amounts for the quarter ended , 2001, included in or incorporated by reference in the Registration Statement do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Parent and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Exchange Act Reports; or

                    (D) for the period from the closing date of the latest income statement included in the Parent's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (the "Exchange Act Reports") which have been filed by the Parent with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net revenues, or net operating income or in the total or per share amounts of consolidated net income or in the ratio of earnings to fixed charges and preferred stock dividends combined, except in all cases set forth in clauses (C) or (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                         (4) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Parent and the Subsidiaries subject to the internal controls of the Parent's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such


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     general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                    (2) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Parent or any Underwriter, shall be contemplated by the Commission.

                    (3) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Parent, the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including [Underwriter], is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company or the Parent by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Parent (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Parent on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including [Underwriter], the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

                    (4) The Representative shall have received an opinion with respect to matters of United Sates law only, dated the Closing Date, of Covington & Burling, counsel for the Parent and the Company (with respect to certain non-Canadian matters), to the effect that:

                         (1) The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                         (2) (A) The Indenture has been duly qualified under the Trust Indenture Act, (B) the Indenture and the Securities delivered on the Closing Date each conform to the respective descriptions thereof contained in the Prospectus; (C) assuming due execution and delivery by the Company, the Indenture constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms; and (D) assuming the Securities have been duly and validly authorized and executed by the Company, the Securities constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms; subject, in the case of clauses (C) and (D), to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                         (3) (A) The Guarantee Agreement and each Guarantee issued thereunder has been duly authorized, executed and delivered by the Parent and constitute the valid and binding obligations of the Parent, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (B) the Guarantees conform to the description thereof contained in the Prospectus;

                         (4) Except as set forth on Schedule B to this Agreement, there are no contracts, agreements or understandings known to such counsel between the Company, the Parent and any person granting such person the right to require the Company or the Parent to file a registration statement under the Securities Act with respect to any securities of the Company or the Parent owned or to be owned by such person or to require the Company or the Parent to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or the Parent under the Securities Act;

                         (5) Neither the Company or the Parent is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" within the meaning of the Investment Company Act of 1940;

                         (6) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company or the Parent of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company and the issuance of the Guarantees by the Parent, except such as have been obtained and made under the Securities Act, the Trust Indenture Act and the respective rules and regulations promulgated under the foregoing, and except for any of the foregoing as may be required under State securities or blue sky laws and the rules and regulations promulgated thereunder;

                         (7) Except as set forth in the Prospectus, to such counsel's knowledge, there are no pending or threatened actions, suits or proceedings against or affecting the Company, the Parent, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company, the Parent or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company or the Parent to perform its obligations under this Agreement;

                         (8) The execution, delivery and performance of the Indenture, this Agreement, the Guarantee Agreement and each Guarantee and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not (A) violate any statute, rule, regulation or order of which such counsel is aware of any U.S. governmental agency or body or any court having jurisdiction over the Parent or any Subsidiary (other than the Company) or any of their respective properties, (B) to such counsel's knowledge, breach the provisions of, or cause a default under, any agreement or instrument to which the Parent or such Subsidiary (other than the Company) is a party or by which the Parent or any Subsidiary is bound or to which any of the properties of the Parent or any such Subsidiary is subject, or (C) violate any provision of the charter, by-laws or any other constitutive document of the Parent or any Subsidiary (other than the Company);

                         (9) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of this Agreement, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations; such counsel, while not passing upon and not assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any amendment thereto or the Prospectus except to the extent specifically set forth in this paragraph (ix), does not believe that any part of the Registration Statement or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading or that any part of the Prospectus, as of the date of this Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the statements in the Registration Statement and the Prospectus under the captions "Description of the Debt Securities," "Description of Senior Notes and Guarantees," "Certain United States Federal Income Tax Consequences," "Certain Income Tax Consequences", and "Description of Capital Stock," insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion or belief as to the financial statements or other financial or statistical data derived therefrom contained in the Registration Statements or the Prospectus; and

                         (10) This Agreement has been duly authorized, executed and delivered by the Parent, and, insofar as execution and delivery are matters governed by New York law, duly executed and delivered by the Company.

         For the purposes of this subsection (d) only, the term "Subsidiary" shall have the meaning given to the term "significant subsidiary" in Rule 1-02(w) of Regulation S-X under the Securities Act.

                    (5) The Representative shall have received an opinion, dated the Closing Date, of , Canadian counsel for the Parent and the Company, to the effect that:

                         (1) The Company is an unlimited liability company duly organized and validly existing and in good standing under the laws of the province of Nova Scotia and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                         (2) (A) The Indenture has been duly authorized, executed and delivered by the Company, (B) the Indenture and the obligations of the parties thereunder are not contrary to and do not violate any applicable laws of the province of Nova Scotia or the federal laws of Canada; (C) the Indenture delivered on the Closing Date constitutes the valid and binding obligation of the Company; (D) the Securities delivered on the Closing Date constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms; (E) the Securities and the obligations of the Company thereunder are not contrary to and do not violate any applicable laws of the province of Nova Scotia or the federal laws of Canada; (F) the Securities have been duly authorized, executed and delivered by the Company; and (G) the Securities delivered on the Closing Date conform to the descriptions thereof contained in the Prospectus subject, in the case of clauses (C) and
     (D), to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                         (3) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court, in each case in the province of Nova Scotia or in Canada, is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company;

                         (4) The execution, delivery and performance of the Indenture, this Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not (A) violate any statute, rule, regulation or order of which such counsel is aware of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, (B) to such counsel's knowledge, breach the provisions of, or cause a default under, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or (C) violate any provision of the memorandum of association, articles of association, charter, by-laws or any other constitutive document of the Company;

                         (5) The statements in the Registration Statement and the Prospectus under the caption "Certain Canadian Federal Income Tax Considerations", insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein;

                         (6) This Agreement has been duly authorized, executed and delivered by the Company, and this Agreement and the obligations of the Company hereunder, are not contrary to and do not violate any applicable laws of the province of Nova Scotia or the federal laws of Canada; and

                         (7) The Company's agreement to the choice of law provisions set forth in Section 14 hereof will be recognized by the courts of Nova Scotia and the Canadian federal courts; the agreement of the Company that this Agreement shall be governed by and construed in accordance with the laws of the State of New York and would be upheld by a Nova Scotian or Canadian federal court; and a final and conclusive judgment for a sum certain, in personam obtained in a New York court of competent jurisdiction which is not void or voidable under New York law arising out of or in relation to the obligations of the Company under this Agreement, would be enforceable against the Company in the courts of Nova Scotia and the Canadian federal courts. The opinion described in this paragraph (vii) may be given subject to limitations and qualifications regarding public policy, rules of evidence, principal in equity and the inherent jurisdiction of the Nova Scotia and Canadian federal courts.

                    (6) The Representative shall have received an opinion, dated such Closing Date, of Lisa Bodensteiner, Senior Vice President and General Counsel of the Company, to the effect that:

                         (1) Each Subsidiary (x) other than those Subsidiaries specified in clause (y) of this Section 7(f)(i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own its property and to conduct its business as described in the Prospectus or (y) that is not a corporation is a limited partnership, a limited liability company or a business trust, has been duly formed and is validly existing as a limited partnership, a limited liability company or a business trust, as the case may be, in good standing under the laws of the jurisdiction of its formation, and has full power and authority to own its property and to conduct its business as described in the Prospectus; and, in each case, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Parent, the Company and the Subsidiaries taken as a whole; and neither the Company nor the Parent is a general partner in any partnership;

                         (2) Each of the Parent, the Company and the Subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business as now operated by them as described in the Prospectus and such counsel is not aware of the receipt of any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, if determined adversely to the Company, the Parent or any of the Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, the Parent and the Subsidiaries taken as a whole;

                         (3) The contracts and agreements of the Parent, the Company and the Subsidiaries and affiliates incorporated by reference in the Prospectus (including in the Exchange Act Reports incorporated by reference in the Prospectus) under the captions "Recent Developments" and "Business - Description of Facilities" conform in all material respects to the descriptions thereof contained in the Prospectus (or such Exchange Act Reports), and the statements under the captions "Executive Officers, Directors and Key Employees", "Executive Compensation", "Business - Project Development", "Legal Proceedings" and "Business - Governmental Regulation", insofar as such statements constitute summaries of the legal matters, documents and governmental proceedings referred to therein are accurate in all material respects and fairly summarize and present the information referred to therein.

                         (4) To such counsel's knowledge, each of the Parent and the Company (i) is in compliance with any and all applicable Environmental Laws, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Parent and the Company; and

                         (5) To such counsel's knowledge, based on the conduct of each of the Parent's and the Company's business as described in the Prospectus, neither the Parent, the Company nor any of the Subsidiaries is
     (i) a "HOLDING COMPANY" or a "SUBSIDIARY" of a holding company or a "PUBLIC UTILITY COMPANY" under Section 2(a) of the Public Utility Holding Company Act of 1935 ("PUHCA") (except that certain Subsidiaries that are EWGs (as defined herein) or QFs (as defined herein) and Cogeneration Corporation of America are subsidiaries of a holding company), (ii) subject to regulation under the Federal Power Act, as amended ("FPA"), other than as a power marketer or an "exempt wholesale generator" ("EWG") that is a "public utility" under the FPA or as a "qualifying facility" ("QF") under the Public Utility Regulatory Policies Act of 1978 ("PURPA") contemplated by 18 C.F.R. ss.292.601(c) or (iii) with respect to each of the power generation projects in which the Parent or its Subsidiaries has an interest that is "qualifying facility" under PURPA, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. ss. 292.602(c).

                    In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel reasonably satisfactory to counsel for the Underwriters, in which case the opinion of such other counsel shall also be addressed to the Underwriters.

                    (7) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Parent, the validity of the Securities and the Guarantees delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                    (8) The Representative shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of the Company and the Parent in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the respective representations and warranties of the Company or the Parent, as applicable, in this Agreement are true and correct; the Company or the Parent, as applicable, has complied with all agreements and satisfied all respective conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Parent, the Company and the Subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                    (9) The Representative shall have received a letter, dated such Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

               The Company and the Parent will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. [Underwriter] may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

               7. Indemnification and Contribution. (a) The Company and the Parent will jointly and severally indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Parent will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and the Parent by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

                    (1) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and the Parent and their respective directors and officers and trustees and each person, if any who controls the Company or the Parent within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or the Parent may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Parent by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or the Parent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of .

                    (2) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                    (3) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Parent on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Parent bear to the total underwriting discounts and commissions received by the Underwriters from the Company and the Parent under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Parent or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                    (4) The obligations of the Company and the Parent under this Section shall be in addition to any liability which the Company and the Parent may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or the Parent, to each officer of the Company or the Parent who has signed a Registration Statement and to each person, if any, who controls the Company or the Parent within the meaning of the Securities Act or the Exchange Act.

               8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under this Agreement and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date, [Underwriter] may make arrangements satisfactory to the Company and the Parent for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to [Underwriter], the Company and the Parent for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Parent, except as provided in
Section 9. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                    9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Parent or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter and the Company, the Parent or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company and the Parent shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company and the Parent will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

                    10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telegraphed and confirmed or faxed and confirmed to the Representative, c/o , or, if sent to the Company or the Parent, will be mailed, delivered, telegraphed and confirmed or faxed and confirmed to it at Calpine Corporation, 50 West San Fernando Street, San Jose, California 95113, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered, telegraphed and confirmed or faxed and confirmed to such Underwriter.

                    11. Successors. This Agreement will inure to the benefit of and be binding upon the Company, the Parent and such Underwriters as are identified in this Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

                    12. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the financing described in the this Agreement, and any action taken by the Representative will be binding upon all the Underwriters.

                    13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                    14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

               The Company and the Parent hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated hereby.

               The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

                            [Signature page follows.]

               If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to each of the Company and the Parent a counterpart hereof, whereupon it will become a binding agreement between the Company, the Parent and the Underwriters in accordance with its terms.

                                       Very truly yours,


                                       CALPINE CANADA ENERGY
                                       FINANCE II ULC

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       CALPINE CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representative of the several Underwriters





By:
   --------------------------------------

Name:
Title:

                                   SCHEDULE A

                             % SENIOR NOTES DUE 20-

                                   UNDERWRITER         PRINCIPAL AMOUNT
 ......................................................  $
 ......................................................
 ......................................................
 ......................................................

    Total.............................................
                                                        $
                                                         =============

                                   SCHEDULE B

I.   Subsidiary Liens

     The Parent has pledged the capital stock of certain Subsidiaries owned by the Parent in connection with the project financings related to such Subsidiaries.

II.  Registration Rights

     CCNG Investment, L.P., a Texas limited partnership ("CCNG"), has demand registration rights with respect to 50,000 shares of the Parent's Common Stock pursuant to the Stock Purchase Agreement dated as of May 1, 1998 by and between the Parent and CCNG.

     Pursuant to the Stock and Note Purchase Agreement, dated as of June 23, 2000 (the "Stock and Note Purchase Agreement"), by and among the Parent, Wisvest Corporation, Michael P. Polsky ("Polsky"), the Alan S. Polsky and Gabriel S. Polsky Trusts (the "Trusts"), Polsky Energy Corporation and SkyGen Energy Holdings LLC, the Parent has executed a Stockholder's Rights Agreement, in substantially the form of Exhibit 5.2 to the Stock and Note Purchase Agreement, with respect to shares of the Parent's Common Stock to be issued to Polsky and the Trusts at the closing under the Stock and Note Purchase Agreement. Pursuant to such Stockholder Rights Agreement, Polsky and the Trusts will be granted both demand and piggyback registration rights with respect to such shares of the Parent's Common Stock.

     Pursuant to the Registration Rights Agreement, dated as of April [ ], 2001 (the "Registration Rights Agreement"), between Parent and WRMS Engineering Inc. ("WRMS") and the shareholders of WRMS, the Parent is obligated to file a registration statement on Form S-3 with the Securities and Exchange Commission relating to such shares of Common Stock issued to the WRMS shareholders named thereon as part of the acquisition by the Parent of WRMS.